Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with amendment no. 1 to the quarterly report of Cellegy Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the three months ended March 31, 2003, as filed with the United States Securities and Exchange
Commission on the date hereof (the "Report"), A. Richard Juelis, as Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

iii. The Report fully complied with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

iv. The information contained in the Report fairly presents, in all material respects, the financial Condition and results of operations of the Company


                                            By:  /s/ A. Richard Juelis
                                                 -------------------------------
                                                 A. Richard Juelis
                                                 Vice President,
                                                 Finance and Chief
                                                 Financial Officer
                                                 Date: March 24, 2004

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